UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Delta Lock-Up Extension

On May 23, 2026 (the “Amendment Date”), Wheels Up Experience Inc. (the “Company”) entered into Amendment No. 4 to Investment and Investor Rights Agreement (the “Investor Rights Agreement Amendment”), with Delta Air Lines, Inc. (“Delta”) to amend and extend certain transfer restrictions set forth in the Investment and Investor Rights Agreement, dated September 20, 2023, by and among, the Company, Delta and each of CK Wheels LLC (“CK Wheels”), Cox Investment Holdings, LLC (“CIH” and, collectively with Delta and CK Wheels, the “Lead Lenders”), Kore Air LLC, Pandora Select Partners, L.P., Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, L.P., and Whitebox Relative Value Partners, L.P. (collectively with Delta, the “Investors”) (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, as further amended by Amendment No. 2 thereto, dated as of September 22, 2024, as further amended by Amendment No. 3 thereto, dated as of September 21, 2025, as further amended by the Investor Rights Agreement Amendment and collectively with the several joinders thereto, the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement Amendment, Delta agreed to extend the lock-up restriction applicable to all of its shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), issued pursuant to the Investor Rights Agreement through May 22, 2027, subject to limited exceptions for transfers to Permitted Transferees (as defined in the Investor Rights Agreement). As a result, approximately 35.6% of the Company’s outstanding shares of Common Stock as of the Amendment Date held by Delta will remain subject to a lock-up restriction until May 22, 2027.

In addition, on the Amendment Date, each of Delta and CIH extended the deadline by which the Company must file an initial shelf registration statement to register shares of Common Stock issued under the Investor Rights Agreement to them under the Securities Act of 1933, as amended (the “Securities Act”), to: (i) in the case of Delta, May 22, 2027 to align with the extended lock-up restriction described in the paragraph above; and (ii) in the case of CIH, the earlier of May 22, 2027 and 20 business days following notice from CIH that it wishes to exercise its demand or piggyback registration rights under the Registration Rights Agreement, dated as of September 20, 2023, to which each of Delta and CIH is a party.

The foregoing description of the Investor Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Closing of $68 million Series B Revolving Equipment Notes Facility

On May 21, 2026 (the “Closing Date”), Wheels Up Partners LLC (“WUP LLC”), an indirect subsidiary of the Company, completed its previously announced financing transaction arranged solely by Sankaty Jet Capital LLC, an affiliate of AIP Capital Partners LLC. The Company first announced that WUP LLC had reached an agreement in principle for the Series B Revolving Equipment Notes Facility (as defined below) in its first quarter 2026 earnings press release issued on May 11, 2026. Upon the closing of the Series B Revolving Equipment Notes Facility on the Closing Date, the Company received cash net proceeds of approximately $64.3 million after the payment of certain transaction-related expenses, which was funded to the Company’s balance sheet and is expected to be used for general corporate and working capital purposes, including further scaling the Company’s premium Bombardier Challenger 300 and Embraer Phenom 300 series jet fleets.

Delta has provided credit support for the Revolving Equipment Notes Facilities (as defined below), including the Series B Revolving Equipment Notes Facility, which effectively guarantees WUP LLC’s payment obligations thereunder upon the occurrence and continuation of specified events of default, in exchange for an annual fee as a percentage of the aggregate principal amounts drawn under the Revolving Equipment Notes Facilities that is payable-in-kind by the Company as if it was an amount borrowed under the Revolving Credit Facility (as defined in the 2023 Credit Agreement (as defined herein)) over the respective commitment periods under the Revolving Equipment Notes Facilities.

The Series B Revolving Equipment Notes Facility utilizes a similar enhanced equipment trust certificate (EETC) loan structure as the Company’s existing $332.0 million Revolving Equipment Notes Facility (as defined in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 11, 2026) (the “Series A Revolving Equipment Notes Facility” and, together with the Series B Revolving Equipment Notes Facility, the “Revolving Equipment Notes Facilities”), under which Bank of America, N.A. and PNC Capital Markets LLC are existing lenders as of the date of this Current Report on Form 8-K (this “Current Report”). The Series B Revolving Equipment Notes Facility is in addition to the Series A Revolving Equipment Notes Facility and, on the Closing Date, resulted in the maximum aggregate borrowing amount under the Revolving Equipment Notes Facilities being increased to $400.0 million.

In connection with the closing of the Series B Revolving Equipment Notes Facility, WUP LLC entered into a Note Purchase Agreement, dated as of the Closing Date (the “Series B NPA”), with Wilmington Trust, National Association (“Wilmington Trust”), as subordination agent and trustee, and Wheels Up Class B-1 Loan Trust 2024-1, a Delaware statutory trust (the “Class B Trust”). The Series B NPA provides for the issuance from time to time by WUP LLC of Series B-1 equipment notes (collectively, the “Series B Revolving Equipment Notes”) in the aggregate principal amount not to exceed $68.0 million (the “Series B Commitment Amount” and, such facility, the “Series B Revolving Equipment Notes Facility”), of which all $68.0 million aggregate principal amount of Series B Revolving Equipment Notes were issued on the Closing Date.

Pursuant to the Series B NPA, any amounts of principal repaid by WUP LLC on and from the Closing Date to November 23, 2027, the maturity date for the Series B Revolving Equipment Notes Facility (the “Maturity Date”), due to the early redemption of Series B Revolving Equipment Notes related to any Series B Collateral (as defined below) will not be subject to any prepayment premiums and will remain available to be re-borrowed by WUP LLC for the financing of aircraft to be secured by such facility prior to the Maturity Date, subject to certain conditions. On the Closing Date, the Series B Revolving Equipment Notes were purchased by the Class B Trust using $68.0 million of proceeds from loans made by Wheels Up Class B-1 Pass Through LLC, the initial lender (the “Initial Lender”), to the Class B Trust pursuant to a Class B Loan Agreement, dated as of the Closing Date (the “Loan Agreement”), by and among the Class B Trust, the Initial Lender and each lender from time to time made party thereto, and Wilmington Trust, as facility agent and as security trustee for the lenders thereunder.

Under the Series B NPA, Series B Revolving Equipment Notes are issued from time to time pursuant to the Trust Indenture and Mortgage, dated November 13, 2024, as amended by Amendment No. 1 to Trust Indenture and Mortgage, dated the Closing Date (the “Trust Indenture Amendment” and, collectively with any supplements thereto, the “Trust Indenture”), between WUP LLC and Wilmington Trust, as the mortgagee. The Trust Indenture also provides for the issuance of Series A-1 revolving equipment notes (collectively, the “Series A Revolving Equipment Notes” and, together with the Series B Revolving Equipment Notes, the “Revolving Equipment Notes”) from time to time. The Series B Revolving Equipment Notes were initially secured by second-priority liens on 42 of the Company’s owned aircraft, and in the future will be secured either by (i) first-priority liens on any additional aircraft for which a Series B Revolving Equipment Note is issued but no Series A Revolving Equipment Note has been issued or (ii) second-priority liens on any additional aircraft for which both a Series A Revolving Equipment Note and Series B Revolving Equipment Note have been issued from time to time (collectively, the “Series B Collateral”).

The Series B Commitment Amount bears interest at 5.97% per annum from the Closing Date to the Maturity Date. Interest is payable in cash quarterly on each February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2026, and on the Maturity Date, which is the same interest payment schedule as for the Series A Revolving Equipment Notes. There is no amortization of principal associated with the Series B Revolving Equipment Notes. In addition, on the Closing Date the Company established a cash liquidity reserve in an amount equal to six months of interest charges on the Series B Commitment Amount, which is held by Wilmington Trust for the benefit of the lenders under the Loan Agreement.

The maturity of the Series B Revolving Equipment Notes may be accelerated upon the occurrence of certain events of default, including the failure by WUP LLC (in some cases after notice or the expiration of a grace period, or both) to make payments under the Revolving Equipment Notes when due, a failure to comply with certain covenants and certain bankruptcy events involving the Company or its guarantors. In addition, in the event of a qualifying Change of Control (as defined in the Series B NPA) prior to the Maturity Date, WUP LLC would be required to pay a make-whole premium in connection with any full redemption of Series B Revolving Equipment Notes. WUP LLC’s obligations under the Revolving Equipment Notes are guaranteed by the Company, Wheels Up Partners Holdings LLC, the Company’s direct subsidiary, and Wheels Up Private Jets LLC, which is an indirect subsidiary of the Company that holds a U.S. Federal Aviation Administration (“FAA”) Part 135 operating certificate. In the future, WUP LLC must cause certain additional subsidiaries and affiliates of WUP LLC that hold a FAA Part 135 operating certificate to become a guarantor under the Revolving Equipment Notes Facilities under certain circumstances.

The Series B NPA, Trust Indenture and related guarantees contain certain limited covenants, including a covenant that limits the maximum loan to value ratio of all aircraft financed under the Revolving Equipment Notes Facilities, in each case subject to certain cure rights of the Company. The Trust Indenture contains customary events of default for transactions of this type, including cross-default provisions among the Revolving Equipment Notes, as well as an event of default that is triggered upon the occurrence and continuation of an event of default by Delta under its current revolving credit agreement or any replacements thereof.

In connection with the closing of the Series B Revolving Equipment Notes Facility, the Company obtained consent from Delta and CK Wheels, in their capacities as lenders under the Credit Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, as further amended by Amendment No. 2 thereto, dated as of November 13, 2024, and as further amended by Amendment No. 3 thereto, dated as of April 30, 2025, the “2023 Credit Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, the lenders from time to time party thereto, including the Lead Lenders, and U.S. Bank Trust Company, N.A., as administrative agent for the lenders and as collateral agent for the secured parties, to enter into the Series B Revolving Equipment Notes Facility. The Company continues to pursue its expected $100.0 million unsecured term loan (the “Proposed 2026 Term Loan”) to be provided by the Lead Lenders, which was previously announced by the Company on May 11, 2026 following the execution by the Company of a commitment letter for the Proposed 2026 Term Loan. The Proposed 2026 Term Loan is expected to close in the second quarter of 2026. The Company currently anticipates that it will amend the 2023 Credit Agreement in connection with the closing of the Proposed 2026 Term Loan (if at all), and at that time would also implement certain conforming changes to further reflect the Series B Revolving Equipment Notes Facility.

The foregoing description of the agreements described in this Item 1.01, including the Series B NPA, Trust Indenture, Series B Revolving Equipment Notes and Loan Agreement are qualified in their entirety by reference to the respective agreements, copies of which are among the agreements filed as Exhibits 4.1 through 4.8 hereto and are incorporated by reference herein.

As of each of the Closing Date and Amendment Date: (i) there were 36,324,586 shares of Common Stock outstanding (excluding treasury stock); (ii) Delta beneficially owned approximately 36.3% of the outstanding shares of Common Stock, of which any shares in excess of 29.9% of the shares of Common Stock entitled to vote at any meeting of the Company’s stockholders or for purposes of any consent solicitation that are held by Delta will be neutral shares with respect to voting rights, voted in proportion to all other votes cast at such meeting or for such consent solicitation other than by Delta; (ii) CIH beneficially owned approximately 11.9% of the outstanding shares of Common Stock; and (iii) each of Delta and CIH (a) was a lender under the 2023 Credit Agreement, (b) is or was a party to the Investor Rights Agreement and certain commercial arrangements, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 24, 2026, and (c) is a party to certain transactions described in Item 8.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” above under the caption titled “Closing of $68 million Series B Revolving Equipment Notes Facility” (but excluding the tenth paragraph under such caption), is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 26, 2026, the Company issued a press release regarding the events described under the caption “Delta Lock-Up Extension” in Item 1.01 of this Current Report, a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report and Exhibit 99.1 furnished herewith contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of the Company. These forward-looking statements include, but are not limited to, statements regarding: (i) the Revolving Equipment Notes Facilities, including the Series B NPA and Trust Indenture related thereto and the financing transactions contemplated thereby, and the ability to use the net proceeds therefrom as described in Item 1.01 of this Current Report; (ii) the ability of the Company to reborrow under the Revolving Equipment Notes Facilities, subject to any restrictions under the definitive documentation thereunder or pursuant to the 2023 Credit Agreement, in the future and to use the net proceeds from such reborrowings as described in Item 1.01 of this Current Report; (iii) the terms of, the Company’s ability to sign and close, and the impact on the Company of, any potential debt financings and the receipt of net proceeds therefrom, including the Proposed 2026 Term Loan and any potential impacts on the trading prices and trading market for the Company’s Common Stock; and (iv) the impact of activities and transactions involving certain investors on the Company’s business and financial prospects and future success. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to the Company under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 10, 2026, under Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
4.1*+^	Note Purchase Agreement, dated as of May 21, 2026, among Wheels Up Partners LLC, Wheels Up Class B-1 Loan Trust 2024-1 and Wilmington Trust, National Association, as subordination agent and trustee (2024-1 Series B-1 Revolving Equipment Notes)
4.2*	Amended and Restated Intercreditor Agreement, dated as of May 21, 2026, by and among Wheels Up Experience Inc., Wheels Up Partners Holdings LLC, Wheels Up Partners LLC, Wheels Up Private Jets LLC, Delta Air Lines, Inc., Wheels Up Class A-1 Loan Trust 2024-1, Wheels Up Class B-1 Loan Trust 2024-1 and Wilmington Trust, National Association, not in its individual capacity except as expressly stated therein but solely as subordination agent and trustee (2024-1 Revolving Equipment Notes Facilities)
4.3*+^	Joinder and Amendment No. 1 to Participation Agreement, dated as of May 21, 2026, by and among Wheels Up Partners LLC, Wilmington Trust, National Association, not in its individual capacity, except as expressly provided therein, but solely as mortgagee, Wheels Up Class A-1 Loan Trust 2024-1, Wheels Up Class B-1 Loan Trust 2024-1, and Wilmington Trust, National Association, not in its individual capacity, except as expressly provided therein, but subordination agent (with a conformed version of the Participation Agreement through and including Amendment No. 1 thereto provided in Exhibit A thereto) (2024-1 Revolving Equipment Notes Facilities)
4.4*+^	Amendment No. 1 to Trust Indenture and Mortgage, dated as of May 21, 2026, by and between Wheels Up Partners LLC and Wilmington Trust, National Association, not in its individual capacity, except as expressly stated therein, but solely as mortgagee (with a conformed version of the Trust Indenture through and including Amendment No. 1 thereto provided in Exhibit A thereto) (2024-1 Revolving Equipment Notes Facilities)
4.5*	Form of Equipment Notes (included in Exhibit 4.4)
4.6*	Amended and Restated Guarantee, dated as of May 21, 2026, from each person listed in Schedule I thereto and each other person that becomes an additional guarantor pursuant thereto, to the parties listed in Schedule II thereto (2024-1 Revolving Equipment Notes Facilities)
4.7*^	Class B Loan Agreement, dated as of May 21, 2026, by and among Wheels Up Class B-1 Loan Trust 2024-1, the initial lender thereunder and each lender from time to time party thereto, and their permitted successors and assigns, and Wilmington Trust, National Association, as facility agent for the lenders and not in its individual capacity, except as expressly stated therein, but as facility agent and security trustee for the lenders (2024-1 Series B-1 Revolving Equipment Notes)
4.8*	Security Agreement, dated as of May 21, 2026, among Wheels Up Class B-1 Loan Trust 2024-1 and Wilmington Trust, National Association, not in its individual capacity but solely as security trustee and the facility agent (2024-1 Series B-1 Revolving Equipment Notes)
10.1*	Amendment No. 4 to Investment and Investor Rights Agreement, dated May 23, 2026, by and among Wheels Up Experience Inc. and the Investors listed on the signature pages thereto
99.1**	Press Release, dated May 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.
+	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC or its staff upon request.
^	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: May 26, 2026	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer